EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information and accompanying notes reflect the pro forma effects of the following transactions.
1.On February 1, 2022, Oasis Midstream Partners LP (“OMP”) and OMP GP LLC (“OMP GP”) completed their previously announced merger with Crestwood Equity Partners LP (“Crestwood”) pursuant to the terms of an Agreement and Plan of Merger dated October 25, 2021 (the “Merger Agreement”). In accordance with the Merger Agreement, Oasis Petroleum Inc. (the “Company” or “Oasis”) sold to Crestwood its entire ownership of OMP common units and all of the limited liability company interests of OMP GP in exchange for $160.0 million in cash and 20,985,668 common units of Crestwood, which represented approximately 21% of Crestwood’s issued and outstanding common units as of February 1, 2022 (the “OMP Merger”). In addition, the Company and Crestwood executed a director nomination agreement pursuant to which the Company appointed two directors to the Board of Directors of Crestwood GP LLC (“Crestwood GP”), a Delaware limited liability company and the general partner of Crestwood.
The Company has the ability to exercise significant influence over Crestwood based upon its ownership in Crestwood and its representation on the Board of Directors of Crestwood GP. Accordingly, the Company has determined its investment in Crestwood is subject to the equity method of accounting and plans to elect the fair value option under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825-10, Financial Instruments (“ASC 825-10”) to account for the equity method investment.
2.On October 21, 2021, the Company completed its acquisition of approximately 95,000 net acres in the Williston Basin, effective April 1, 2021, from QEP Energy Company (“QEP”), a wholly-owned subsidiary of Diamondback Energy Inc., for total cash consideration, after purchase price adjustments, of $585.8 million (the “Williston Basin Acquisition”). The Company funded the Williston Basin Acquisition with cash on hand, including proceeds from the Permian Basin Sale (defined below) and the issuance on June 9, 2021 of $400.0 million of 6.375% senior unsecured notes due June 1, 2026 (the “Senior Notes”).
3.The Company completed a series of transactions during the second quarter of 2021 to divest all of its exploration and production (“E&P”) assets in the Permian Basin for total cash consideration, after purchase price adjustments, of $372.3 million (the “Permian Basin Sale”). The Company first divested certain wellbore interests in the Permian Basin to separate buyers for total cash proceeds of $30.0 million. On June 29, 2021, the Company completed the sale of its remaining E&P assets in the Permian Basin, effective March 1, 2021, to Percussion Petroleum Operating II, LLC for cash proceeds, after purchase price adjustments, of $342.3 million and up to three earn-out payments of $25.0 million per year for each of 2023, 2024 and 2025.
The unaudited pro forma condensed consolidated balance sheet at December 31, 2021 was prepared as if the OMP Merger had occurred on December 31, 2021. The Williston Basin Acquisition, the issuance of the Senior Notes and the Permian Basin Sale were included in the Company’s historical consolidated balance sheet as of December 31, 2021. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 was prepared as if the OMP Merger, the Williston Basin Acquisition, the issuance of the Senior Notes and the Permian Basin Sale had occurred on January 1, 2021. The Company’s historical audited statement of operations for the year ended December 31, 2021 included the effects of (i) the Williston Basin Acquisition from October 21, 2021 through December 31, 2021; (ii) the issuance of the Senior Notes from June 9, 2021 through December 31, 2021 and (iii) the Permian Basin Sale from January 1, 2021 through June 29, 2021. In addition, the OMP Merger represented a strategic shift for the Company and qualified as a discontinued operation in accordance with FASB ASC 205-20, Presentation of financial statements – Discontinued Operations (“ASC 205-20”). Accordingly, the results of operations of OMP were classified as discontinued operations in the Company’s historical audited consolidated statement of operations for the year ended December 31, 2021, and the assets and liabilities of OMP were classified as held for sale in the Company’s historical consolidated balance sheet as of December 31, 2021. In accordance with Regulation S-X 11-02, the unaudited pro forma condensed consolidated combined statement of operations is presented through income from continuing operations.
The unaudited pro forma condensed consolidated financial information has been derived from the historical consolidated financial statements of the Company and, as it pertains to the Williston Basin Acquisition, the unaudited historical Statement of Revenues and Direct Operating Expenses for the period from January 1, 2021 through October 20, 2021 of properties acquired in the Williston Basin Acquisition, which was derived from information provided by QEP.
The unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management; accordingly, actual results could differ materially from the pro forma information. Management believes that the assumptions used to prepare the unaudited pro forma condensed consolidated financial information and accompanying notes provide a reasonable and reliably determinable basis for presenting the significant effects of the above transactions. The following unaudited pro forma condensed consolidated combined statement of operations does not purport to represent what the Company’s results of operations would have been if the above transactions had occurred on January 1, 2021. The unaudited pro forma condensed consolidated financial information should be read together with (i) the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2022; (ii) the Company’s unaudited pro forma condensed consolidated financial information giving effect to the Permian Basin Sale, filed as Exhibit 99.1 to the Current Report on Form 8-K with the SEC on July 6, 2021; (iii) the Company’s unaudited pro forma condensed consolidated financial information giving effect to the Williston Basin Acquisition, filed as Exhibit 99.2 to the Current Report on Form 8-K/A with the SEC on December 20, 2021; (iv) Crestwood’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022; and (v) the unaudited historical Statement of Revenues and Direct Operating Expenses and notes thereto of the Williston Basin Acquisition properties for the nine months ended September 30, 2021, filed as Exhibit 99.1 to the Current Report on Form 8-K/A with the SEC on December 20, 2021.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheet (Unaudited)
As of December 31, 2021
(In thousands, except share data)

		Transaction Accounting Adjustments
	As Reported	OMP Merger		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$172,114	$160,000	(a)	$332,114
Accounts receivable, net	377,202	—		377,202
Inventory	28,956	—		28,956
Prepaid expenses	6,016	—		6,016
Other current assets	1,836	—		1,836
Current assets held for sale	1,029,318	(1,029,318)	(b)	—
Total current assets	1,615,442	(869,318)		746,124
Property, plant and equipment
Oil and gas properties (successful efforts method)	1,395,837	—		1,395,837
Other property and equipment	48,981	—		48,981
Less: accumulated depreciation, depletion and amortization	(124,386)	—		(124,386)
Total property, plant and equipment, net	1,320,432	—		1,320,432
Derivative instruments	44,865	—		44,865
Investment in unconsolidated affiliate	—	568,312	(c)	568,312
Long-term inventory	17,510	—		17,510
Operating right-of-use assets	15,782	—		15,782
Other assets	12,756	—		12,756
Total assets	$3,026,787	$(301,006)		$2,725,781

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,136	$—		$2,136
Revenues and production taxes payable	270,306	—		270,306
Accrued liabilities	150,674	65,120	(d)	223,851
		8,057	(e)
Accrued interest payable	2,150	—		2,150
Derivative instruments	89,447	—		89,447
Advances from joint interest partners	1,892	—		1,892
Current operating lease liabilities	7,893	—		7,893
Other current liabilities	1,046	8,362	(f)	9,408
Current liabilities held for sale	699,653	(699,653)	(b)	—
Total current liabilities	1,225,197	(618,114)		607,083
Long-term debt	392,524	—		392,524
Deferred income taxes	7	—		7
Asset retirement obligations	57,604	—		57,604
Derivative instruments	115,282	—		115,282
Operating lease liabilities	6,724	—		6,724
Other liabilities	7,876	—		7,876

Total liabilities	1,805,214	(618,114)		1,187,100
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 60,000,000 shares authorized; 20,147,199 shares issued and 19,276,181 shares outstanding at December 31, 2021	200	—		200
Treasury stock, at cost: 871,018 shares at December 31, 2021	(100,000)	—		(100,000)
Additional paid-in capital	863,010	—		863,010
Retained earnings	269,690	505,781	(g)	775,471
Oasis share of stockholders’ equity	1,032,900	505,781		1,538,681
Non-controlling interests	188,673	(188,673)	(b)	—
Total stockholders’ equity	1,221,573	317,108		1,538,681
Total liabilities and stockholders’ equity	$3,026,787	$(301,006)		$2,725,781

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Oasis Petroleum Inc.
Condensed Consolidated Combined Statement of Operations (Unaudited)
Year Ended December 31, 2021
(In thousands, except per share data)

		Transaction Accounting Adjustments			Other Transaction Accounting Adjustments
	As Reported	OMP Merger		As Adjusted	Williston Basin Acquisition		Senior Notes		Permian Basin Sale		Pro Forma

Revenues
Oil and gas revenues	$1,200,256	$—		$1,200,256	$358,861	(c)	$—		$(70,158)	(f)	$1,488,959
Purchased oil and gas sales	378,983	—		378,983	—		—		(21,320)	(f)	357,663
Other services revenues	687	—		687	—		—		—		687
Total revenues	1,579,926	—		1,579,926	358,861		—		(91,478)		1,847,309
Operating expenses
Lease operating expenses	203,933	—		203,933	70,856	(c)	—		(11,365)	(f)	263,424
Other services expenses	47	—		47	—		—		—		47
Gathering, processing and transportation expenses	122,614	—		122,614	26,473	(c)	—		(2,518)	(f)	146,569
Purchased oil and gas expenses	379,972	—		379,972	—		—		(23,840)	(f)	356,132
Production taxes	76,835	—		76,835	31,015	(c)	—		(3,316)	(f)	104,534
Depreciation, depletion and amortization	126,436	—		126,436	71,702	(d)	—		(8,659)	(f)	189,479
Exploration expenses	2,760	—		2,760	—		—		(331)	(f)	2,429
Impairment	3	—		3	—		—		(3)	(f)	—
General and administrative expenses	80,688	—		80,688	—		—		(551)	(f)	80,137
Total operating expenses	993,288	—		993,288	200,046		—		(50,583)		1,142,751
Gain on sale of properties	222,806	—		222,806	—		—		—		222,806
Operating income	809,444	—		809,444	158,815		—		(40,895)		927,364
Other income (expense)
Net loss on derivative instruments	(589,641)	—		(589,641)	—		—		—		(589,641)
Income from unconsolidated affiliate	—	248,685	(a)	248,685	—		—		—		248,685
Interest expense, net of capitalized interest	(30,806)	—		(30,806)	—		(11,920)	(e)	—		(42,726)
Other expense	(1,010)	—		(1,010)	—		—		(11)	(f)	(1,021)
Total other expense	(621,457)	248,685		(372,772)	—		(11,920)		(11)		(384,703)
Income from continuing operations before income taxes	187,987	248,685		436,672	158,815		(11,920)		(40,906)		542,661
Income tax (expense) benefit	973	(8,362)	(b)	(7,389)	—		—		—		(7,389)
Net income from continuing operations	$188,960	$240,323		$429,283	$158,815		$(11,920)		$(40,906)		$535,272
Earnings from continuing operations per share:

Basic	$9.55	$21.69	$27.04
Diluted	9.15	20.79	25.92
Weighted average shares outstanding:
Basic	19,792	19,792	19,792
Diluted	20,648	20,648	20,648

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
1. Basis of Presentation
On February 1, 2022, OMP and OMP GP completed the OMP Merger with Crestwood. At the closing of the OMP Merger, the Company sold to Crestwood its entire ownership of OMP common units and all of the limited liability company interests of OMP GP in exchange for $160.0 million in cash and 20,985,668 common units of Crestwood, which represented approximately 21% of Crestwood’s issued and outstanding common units as of February 1, 2022. In addition, the Company appointed two directors to the Board of Directors of Crestwood GP in connection with the execution of a director nomination agreement at closing.
At closing on February 1, 2022, the Company accounted for the derecognition of OMP from its consolidated financial statements in accordance with FASB ASC 810-10, Consolidation (“ASC 810-10”) and derecognized the assets, liabilities and equity of OMP, including non-controlling interests. Upon deconsolidation, the Company recognized a gain that was recorded to income from discontinued operations, net of income tax. In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed consolidated combined statement of operations is presented through income from continuing operations; accordingly, the pro forma adjustments presented herein do not show the effects of the gain on sale within the pro forma unaudited condensed consolidated combined statement of operations.
The Company has the ability to exercise significant influence over Crestwood based upon its ownership in Crestwood and its representation on the Board of Directors of Crestwood GP. Accordingly, the Company has determined its investment in Crestwood is subject to the equity method of accounting and plans to elect the fair value option under ASC 825-10 to account for the equity method investment. In accordance with ASC 825-10, the Company will present its equity method investment in Crestwood at fair value each reporting period with changes in fair value and distributions received from Crestwood recorded to income from investment in unconsolidated affiliate on the statement of operations.
The unaudited pro forma condensed consolidated balance sheet at December 31, 2021 was prepared as if the OMP Merger had occurred on December 31, 2021. The Williston Basin Acquisition, the issuance of the Senior Notes and the Permian Basin Sale were included in the Company’s historical consolidated balance sheet as of December 31, 2021. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 was prepared as if the OMP Merger, the Williston Basin Acquisition, the issuance of the Senior Notes and the Permian Basin Sale had occurred on January 1, 2021. The Company’s historical audited statement of operations for the year ended December 31, 2021 included the effects of (i) the Williston Basin Acquisition from October 21, 2021 through December 31, 2021; (ii) the issuance of the Senior Notes from June 9, 2021 through December 31, 2021 and (iii) the Permian Basin Sale from January 1, 2021 through June 29, 2021. In addition, the OMP Merger represented a strategic shift for the Company and qualified as a discontinued operation in accordance with ASC 205-20. Accordingly, the results of operations of OMP were classified as discontinued operations in the Company’s historical audited consolidated statement of operations for the year ended December 31, 2021, and the assets and liabilities of OMP were classified as held for sale in the Company’s historical consolidated balance sheet as of December 31, 2021. In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed consolidated combined statement of operations is presented through income from continuing operations.
The unaudited pro forma condensed consolidated financial information has been derived from the historical consolidated financial statements of the Company and, as it pertains to the Williston Basin Acquisition, the unaudited historical Statement of Revenues and Direct Operating Expenses for the period from January 1, 2021 through October 20, 2021 of properties acquired in the Williston Basin Acquisition, which was derived from information provided by QEP.
The unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and reliably determinable basis for presenting the significant effects of the transactions described above. These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.
2. Pro Forma Adjustments and Assumptions
Balance Sheet
The unaudited pro forma condensed consolidated balance sheet at December 31, 2021 reflects the following adjustments:

(a) Represents the cash consideration received upon closing of the OMP Merger.
(b) Represents the derecognition of assets, liabilities and equity components of OMP in connection with the OMP Merger.

(c) Represents the fair value of equity consideration received. Fair value was determined using Level 2 inputs, including the quoted market price of Crestwood’s publicly traded common units on February 1, 2022 of $28.18 per common unit adjusted to reflect a discount due to a restriction on the Company’s ability to sell the investment 90 days from the closing date.
(d) Represents intercompany payables from Oasis to OMP for midstream services as of December 31, 2021. The Company will have continuing cash outflows to Crestwood for gathering, processing, transportation and water handling costs pursuant to the existing contractual arrangements between the Company and OMP that were assigned to Crestwood at closing.
(e) Represents the transaction costs from the OMP Merger incurred by Oasis.
(f) Represents the estimated income tax impact from the OMP Merger.
(g) Represents the impact to retained earnings as follows:

(In thousands)
Cash consideration	$160,000
Fair value of equity consideration	568,312
Carrying amount of non-controlling interests in OMP	188,673
Less:
Carrying amount of OMP assets	$1,094,438
Carrying amount of OMP liabilities	(702,964)
Carrying amount of OMP net assets	$391,474

Transaction costs(1)	(11,368)

Gain from OMP Merger	$514,143

Tax impact	(8,362)

Impact to retained earnings	$505,781
(1) Includes remaining transaction costs of $8.1 million incurred by Oasis and $3.3 million incurred by OMP. Transaction costs incurred during 2021 were expensed as incurred.

Statement of Operations
The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 reflects the following adjustments:
(a) Represents the income from the Company’s investment in Crestwood, comprised of the change in the fair value of $196.2 million and cash distributions of $52.5 million. The change in the fair value of the investment in Crestwood was calculated as the difference between the fair value of the investment as of December 31, 2021 of $579.0 million and the fair value of the investment as of December 31, 2020 of $382.8 million. The fair value of the investment in Crestwood as of December 31, 2021 was determined using Level 1 inputs based upon the quoted market price for Crestwood’s publicly traded common units, while the fair value of the investment in Crestwood as of December 31, 2020 was determined using Level 2 inputs based upon the quoted market price for Crestwood’s publicly traded common units adjusted to reflect a value discount due to a restriction on the Company's ability to sell the investment 90 days from the closing date. Crestwood paid cash distributions to its limited partners of $2.50 per common unit during 2021.
(b) Represents the estimated income tax impact from the OMP Merger based on a blended tax rate of 23.7%.
(c) Represents the revenues and direct operating expenses from the oil and gas properties acquired in the Williston Basin Acquisition for the period from January 1, 2021 through October 20, 2021.

(d) Represents the incremental depreciation, depletion and amortization and accretion expense related to the assets acquired in the Williston Basin Acquisition. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for (i) the increase in production volumes attributable to the acquired oil and gas properties and (ii) the revision to the depletion rate reflecting the acquisition costs and the reserve volumes attributable to the acquired oil and gas properties. The pro forma depletion rate attributable to the Williston Basin Acquisition was $8.47 per barrel of oil equivalent. This adjustment also includes the depreciation expense attributable to other property, plant and equipment of $0.3 million and accretion expense attributable to asset retirement obligations of $0.6 million.
(e) Represents the incremental interest expense associated with the issuance of the Senior Notes of $11.2 million and amortization of deferred financing costs of $0.7 million for the period from January 1, 2021 through June 9, 2021.
(f) Represents the elimination of the revenues and expenses associated with the assets divested in the Permian Basin Sale for the period from January 1, 2021 through June 29, 2021. The Company recorded a gain on sale of properties of $221.6 million, which is included in the Company’s historical audited statement of operations for the year ended December 31, 2021.